EXHIBIT (G)(V) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                             FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Securities Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institutions name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Securities Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PEROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.



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9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be notice which may be delivered through State Street's proprietary information system, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevent, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street shall repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.



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                             FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[  ] SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participating is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

[  ] Standing Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of brokers that State Street has determined as used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[  ] Remote Batch Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[  ] Global Horizon Interchangesm Funds Transfer Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is mot appropriate for Clients who have low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[X] Telephone Confirmation (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative if appropriate for Clients who do not have the capability to use other security procedures.

[X] Repetitive Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[  ] Transfers Initiated by Facsimile
This Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to bath wire instructions and transmit these as a group to State Street Mutual Fund Services one or several times a day.



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[  ] Automated Clearing House (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[  ] Global Horizon Interchange Automated Clearing House Service
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[  ] Transmission from Client PC to State Street Mainframe with Telephone
     Callback

[  ] Transmission from Client Mainframe to State Street Mainframe with Telephone
     Callback

[  ] Transmission from DST Systems to State Street Mainframe with Encryption

[  ] Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective January 1, 2005 for payment orders initiated by our organization.

Key Contact Information

Whom shall be contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                    ALTERNATE CONTACT

Jeffrey A. Neer                              Eric I. Smookler
-------------------------------------        -----------------------------------
Name                                         Name

100 E. Pratt Street, 17th Floor              100 E. Pratt Street, 17th Floor
-------------------------------------        -----------------------------------
Address                                      Address

Baltimore, MD  21201                         Baltimore, MD  21201
-------------------------------------        -----------------------------------
City/State/Zip Code                          City/State/Zip Code

410-986-5626                                 410-986-5621
-------------------------------------        -----------------------------------
Telephone Number                             Telephone Number

410-986-5725                                 410-986-5725
-------------------------------------        -----------------------------------
Facsimile Number                             Facsimile Number


SWIFT Number


Telex Number


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                             FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Company           MTB GROUP OF FUNDS
       -------------------------------------------------------------------------

Investment Adviser    MTB Investment Advisors, Inc.

Authorized Initiators
         Please Type or Print

Please provide a listing of Fund officers or other individuals are currently authorized to INITIATE wire transfer instructions to State Street:

NAME TITLE (Specify whether position SPECIMEN SIGNATURE is with Fund or Investment
                          Adviser)

                          VP & Senior Portfolio
James M. Hannan           Manager, MTBIA               /s/ James M. Hannan
----------------------    -------------------------    -------------------------
                          VP & Senior Portfolio
Wilmer C. Stith, III      Manager, MTBIA               /s/ Wilmer C. Stith, III
----------------------    -------------------------    -------------------------
                          VP & Mortgage
Eric I. Smookler          Trader, MTBIA                /s/ Eric I. Smookler
----------------------    -------------------------  ---------------------------
                          Officer & Fixed Income
Jeffrey A. Neer           Trader, MTBIA                /s/ Jeffrey A. Neer
----------------------    -------------------------    -------------------------


Authorized Verifiers
         Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME                      CALLBACK PHONE NUMBER       DOLLAR LIMITATION (if any)

James M. Hannan           410-986-5624
----------------------    ------------------------    --------------------------

Wilmer C. Stith, III      410-986-5628
----------------------    ------------------------    --------------------------

Eric I. Smookler          410-986-5621
----------------------    ------------------------    --------------------------

Jeffrey A. Neer           410-986-5626
----------------------    ------------------------    --------------------------